UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

CNB Financial Corp.
(Exact name of registrant as specified in its charter)

Massachusetts	0-51685	20-3801620
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

33 Waldo Street, PO Box 830, Worcester, MA 01613-0830
 (Address of principal executive offices) (Zip Code)

(508) 752-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On June 25, 2009, United Financial Bancorp, Inc. (the “Company” or “United Financial”), the parent company of United Bank, and CNB Financial Corp. (“CNB Financial”), the parent company of Commonwealth National Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which CNB Financial will merge with and into the Company. Concurrent with the merger, it is expected that Commonwealth National Bank will merge with and into United Bank.

     Under the terms of the Merger Agreement, CNB Financial shareholders will have the opportunity to elect to receive either: (1) $10.75 per share in cash for each CNB Financial share; (2) 0.8257 United Financial shares for each CNB Financial share; or (3) a combination of United Financial common stock and cash, provided that the total cash consideration paid by United Financial to shareholders of CNB Financial equals 50% of the total merger consideration.  All CNB Financial shareholder elections will be subject to the allocation and proration procedures set forth in the Merger Agreement. The transaction value represents 125.6% of CNB Financial’s tangible book value and a 3.8% premium to core deposits.

The senior management of the Company and United Bank will remain the same following the merger.  Charles R. Valade, the current President and CEO of CNB Financial, will be appointed as an Executive Vice President of  United Bank.  In addition, at the closing of the merger, the Boards of Directors of United Financial and United Bank will be expanded by one member each to include one current member of CNB Financial’s Board.

     The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of CNB Financial, and is intended to qualify as a tax free reorganization for federal income tax purposes, with shares of CNB Financial exchanged for Company shares on a tax free basis. The merger is currently expected to be completed in the fourth quarter of 2009.

     All of the directors of CNB Financial have agreed to vote their shares in favor of the approval of the Merger Agreement at the shareholders’ meeting to be held by CNB Financial to vote on the proposed transaction. If the merger is not consummated under certain circumstances, CNB Financial has agreed to pay the Company a termination fee of $1,227,000.

     The Merger Agreement also contains usual and customary representations and warranties that the Company and CNB Financial made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and CNB Financial, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and CNB Financial rather than establishing matters as facts.

     The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

     The Company will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the Securities and Exchange Commission (“SEC”). Company and CNB Financial shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about the Company and CNB Financial and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to CNB Financial shareholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to United Financial Bancorp, Inc., 95 Elm Street, West Springfield, MA, 01089, or to CNB Financial Corp., 33 Waldo Street, P.O. Box 830, Worcester, MA 01613. Copies of other documents filed by the Company and CNB Financial with the SEC may also be obtained free of charge at the SEC’s web site or by directing a request to the Company at the address provided above.

     The Company and CNB Financial and each of their directors, executive officers and certain other members of management and employees may be soliciting proxies from CNB Financial shareholders in favor of the proposed transaction. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of CNB Financial’s shareholders in connection with the proposed transaction is set forth in the Company’s proxy statement filed with the SEC in connection with the Company’s most recent annual meeting of shareholders, and CNB Financial’s proxy statement filed with the SEC in connection with CNB Financial’s most recent annual meeting of shareholders. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Forward-Looking Statements

Statements contained in this current report  on Form 8-K, including Exhibit 99.1, that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements may be characterized as management’s intentions, hopes, beliefs, expectations or predictions of the future.  It is important to note that such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements.  Factors that could cause future results to vary materially from current expectations include, but are not limited to, changes in interest rates, economic conditions, deposit and loan growth, real estate values, loan loss provisions, competition, customer retention, changes in accounting principles, policies or guidelines and legislative and regulatory changes.

Item 1.02         Termination of a Material Definitive Agreement

On April 29, 2009, CNB Financial entered into an Agreement and Plan of Merger with Berkshire Hills Bancorp, Inc. (the “Berkshire Merger Agreement”) under which each share of CNB Financial common stock would be converted into the right to receive 0.3696 shares of Berkshire Hills Bancorp common stock.

On May 13, 2009, CNB Financial announced that it had received a competing proposal from United Financial to acquire each outstanding share of CNB Financial common stock for $10.00 per share in a transaction consisting of an equal amount of stock and cash, subject to elections by the shareholders.

On May 21, 2009, CNB Financial announced that it had entered into an amendment to the Berkshire Merger Agreement that provided that each outstanding share of CNB Financial common stock will be converted into the right to receive 0.4292 shares of Berkshire Hills Bancorp common stock.

On May 29, 2009, CNB Financial announced that it planned to begin discussions with United Financial regarding United Financial’s unsolicited acquisition proposal under which it offered to acquire each outstanding share of CNB Financial common stock for $10.25 per share in a transaction consisting of an equal amount of stock and cash, subject to elections by the shareholders. CNB Financial also announced it would commence discussions with an additional bank that also made an unsolicited acquisition proposal.

In connection with CNB Financial’s determination to enter into the Merger Agreement with United Financial, on June 25, 2009, Berkshire Hills Bancorp and CNB Financial mutually agreed to terminate the Berkshire Merger Agreement, as amended.  In accordance with the terms of the Berkshire Merger Agreement, Berkshire Hills Bancorp was paid a termination fee of $970,000.  In connection with the termination of the Berkshire Merger Agreement, the voting agreements by and between the directors of CNB Financial and Berkshire Hills Bancorp were also terminated.

The foregoing summary of the termination of the Berkshire Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01.           Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger dated as of June 25, 2009 by and between United Financial Bancorp, Inc. and CNB Financial Corp.

Exhibit 10.1	Merger Termination Agreement, dated June 25, 2009, between Berkshire Hills Bancorp, Inc. and CNB Financial Corp.

Exhibit 99.1	Press Release dated June 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CNB FINANCIAL CORP.

Date: June 26, 2009	By:	/s/ Charles R. Valade
Charles R. Valade
President and Chief Executive Officer

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